Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-41437, 333-87378, 333-139801, 333-143991 and 333-147201) and Form S-8 (Nos. 333-38912, 333-61925, and 333-122172) of Forest City Enterprises, Inc. of our report dated March 31, 2008 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
March 31, 2008